UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2024

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 19, 2024, the Board of Directors (the “Board”) of Mercantile Bank Corporation (“Mercantile”) increased its size from eight to thirteen members and added five directors to the Board, all of whom are currently serving as directors of Mercantile’s wholly-owned subsidiary, Mercantile Bank (the “Bank”). Mercantile appointed the following individuals and made the corresponding committee assignments, both effective January 1, 2025:

Director Appointee	Committee Assignment
Thomas D. Dickinson	Audit Committee
Joseph D. Jones	Compensation Committee
Richard D. MacDonald	Governance & Nominating Committee
Sara A. Schmidt	Audit Committee
Shoran R. Williams	Audit Committee

Mr. Dickinson, 65, is a co-owner of Biggs, Dickinson, & Roberts Wealth Management Services where he has worked for the past 40 years in various roles, including as a certified public accountant, investment adviser representative, and a certified financial planner. Mr. Dickinson currently serves as financial secretary and treasurer for LeValley United Methodist Church, and as a charter board member of the Ionia County Community Foundation. Previously, Mr. Dickinson served as board chairman of Sparrow-Ionia Hospital. Mr. Dickinson joined the Bank as a director in 2014.

Mr. Jones, 54, founded the Hekima Group in 2020 and currently serves as its president and chief executive officer, positions he has held since its inception. Mr. Jones has also served as senior pastor at Brown Hutcherson Ministries since 2021. Mr. Jones was previously a city commissioner for Grand Rapids (2016-2022), as well as president and chief executive officer of the Urban League of West Michigan (2011-2020). Currently, Mr. Jones serves as board chair of his alma mater, Oakland University. Mr. Jones joined the Bank as a director in October of 2018.

Mr. MacDonald, 54, serves as the chief operating officer of the Hinman Company, where he has worked for over 35 years. The Hinman Company owns, manages, and develops a portfolio of office, retail, apartments and mixed-use properties. Mr. MacDonald is an active member of the West Michigan community, serving on the boards of the Battle Creek Unlimited Direct Investment Fund, Southwest Michigan First, and Western Michigan University Foundation (Real Estate Committee). Mr. MacDonald also serves as a board member of the downtown development authorities of the City of Portage and Oshtemo Township. Mr. MacDonald joined the Bank as a director in 2023.

Ms. Schmidt, 43, serves as a senior vice president and chief information security officer for US Foods, a position she has held since 2022. Immediately prior, from 2015 to 2022, Ms. Schmidt worked as chief information security officer for Farmers Insurance. Since 2017, Ms. Schmidt has served as vice chair of the West Michigan Tech Talent Council, and since 2020, has served as an executive sponsor of the West Michigan Cyber Security Consortium. Ms. Schmidt joined the Bank as a director in 2023.

Ms. Williams, 55, has been a practicing litigation attorney for more than 25 years. Ms. Williams is a member of the legal team at Pinsky Smith, LLC, joining in 2024. From 2022 to 2023, she was general counsel and chief regulatory officer at Fluresh LLC. From 2019 to March 2022, she served as senior counsel chair over the cannabis practice group at Miller Johnson. From 2013 to 2020, Ms. Williams was a principal at the law firm Reid Williams, LLC. Ms. Williams also has experience serving on several corporate and non-profit boards, including the Advisory Board for the Women’s Resource Center, International Cannabis Bar Association, and Cherry Health. Ms. Williams is also a member of Inforum – women’s alliance. Ms. Williams joined the Bank as a director in 2020.

The Board has determined that each of the director appointees satisfies the definition of “independent director.” The Board further determined that Mr. Dickinson, Mr. Jones, Ms. Schmidt, and Ms. Williams satisfy the heightened independence standards for service on the Board's Audit and Compensation Committees, as applicable, under the NASDAQ listing standards. The Board has also determined that Mr. Dickinson qualifies as an “audit committee financial expert” under the criteria established by the SEC in Item 407(d)(5) of Regulation S-K and possesses "banking or related financial management expertise,” as defined in Appendix A to Part 363 of the FDIC Rules and Regulations. Each of the director appointees will receive Mercantile’s standard compensation for non-employee directors, which is described in Exhibit 10.1 below. There are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which such director was named a director of the Company. None of the director appointees has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Officer Employment and Compensatory Agreements

On December 19, 2024, Mercantile and the Bank, entered into an amended and restated executive employment agreement with each of the following officers, effective January 1, 2025:

●	Raymond E. Reitsma

●	Charles E. Christmas

●	Brett E. Hoover

Each agreement was amended to reflect the current titles for each officer, and to conform the agreements for each officer so that they are substantively the same. The following additional material changes have been made to each agreement:

●	Base salary increases would become effective as of March 1 rather than January 1 of each year.

●	If an officer became disabled, the Bank would pay a disability benefit equal to 18 months of base salary paid over a 36-month period, reduced by any long-term disability insurance payments.

●
The severance payment in the event of a termination without cause or a “good reason” resignation for each officer would be 300% of base compensation, paid over a 36-month period.  The Bank would also continue benefits for each officer for the 36-month period, to the extent allowed by the terms of the plans.

●	The death benefit paid by the Bank upon the death of an officer would be 50% of base salary for Mr. Reitsma and 40% of base salary for each other officer.

●	The provision in the prior agreement providing for a post-employment period severance payment would be deleted.

●
If an officer is terminated without cause or resigns for good reason within 24 months after a change in control, Mr. Reitsma would receive a lump sum payment equal to 150% of base salary and each other officer would receive a lump payment equal to 100% of base salary, in addition to the severance payment amount.

Additionally, on December 19, 2024, Mercantile and the Bank, entered into an amended and restated employment agreement with Robert T. Worthington, effective January 1, 2025. The amended and restated employment agreement reflects a shift in Mr. Worthington’s duties and sets forth the terms of his employment as Senior Vice President, Chief Risk Officer and General Counsel of the Bank. The employment period runs from January 1, 2025 through December 31, 2026, with options to extend. The agreement provides that Mr. Worthington will receive six months compensation in the event of a termination due to disability and 150% of base cash compensation upon termination not for cause or with good reason.

The foregoing description and reference to each of the agreements and amendments is qualified in its entirety by reference to the agreements and amendments attached as Exhibit 10.2, 10.3, 10.4, and 10.5, respectively.

Item 8.01     Other Events.

On December 19, 2024, the following individuals were designated as “Officers” of Mercantile for purposes of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and “Executive Officers” of Mercantile for purposes of disclosure in its annual report on Form 10-K and proxy statement in accordance with Rule 3b-7 under the Exchange Act and Item 401(b) of Regulation S-K, effective January 1, 2025:

●	Mark S. Augustyn

●	Tara M. Randall

Mr. Augustyn, 56, has been with the Bank since its inception in 1997. In 2024, he was appointed as executive vice president and chief commercial banking officer of the Bank. From 2017 until 2024, Mr. Augustyn was the chief lending officer of the Bank. Throughout his tenure with the Bank, Mr. Augustyn has also held the roles of commercial lender, commercial loan manager, and regional commercial loan manager. Mr. Augustyn is involved in various charitable organizations, serving on the board of directors at Bethany Christian Services and Blanford Nature Center. Mr. Augustyn holds a B.A. in Finance and M.B.A. from Grand Valley State University.

Ms. Randall, 46, has served as the executive vice president and chief experience officer of the Bank since January 2024. She previously served as the chief retail banking officer and has held various roles within the branch and retail operations areas of the Bank since joining the company in 2001. In her current role, Ms. Randall leads the strategic direction of the Bank's retail, digital and marketing teams. She has served on the West Michigan Advisory Council for Michigan Women Forward since 2019 and holds a B.A. in Mathematics and General Business from Grand Valley State University.

There is no family relationship between each of Mr. Augustyn and Ms. Randall and any director or executive officer of Mercantile. There are no transactions between each of Mr. Augustyn and Ms. Randall and Mercantile that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

10.1	Director Fee Summary, incorporated by reference to exhibit 10.14 of our Form 10-K filed March 1, 2024

10.2	Amended and Restated Employment Agreement of Raymond E. Reitsma dated December 19, 2024, effective January 1, 2025

10.3	Amended and Restated Employment Agreement of Charles E. Christmas dated December 19, 2024, effective January 1, 2025

10.4	Amended and Restated Employment Agreement of Brett E. Hoover dated December 19, 2024, effective January 1, 2025

10.5	Amended and Restated Employment Agreement of Robert T. Worthington dated December 19, 2024, effective January 1, 2025

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles Christmas
Charles Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 19, 2024

Exhibit Index

Exhibit Number                    Description

10.1	Director Fee Summary, incorporated by reference to exhibit 10.14 of our Form 10-K filed March 1, 2024

10.2	Amended and Restated Employment Agreement of Raymond E. Reitsma dated December 19, 2024, effective January 1, 2025

10.3	Amended and Restated Employment Agreement of Charles E. Christmas dated December 19, 2024, effective January 1, 2025

10.4	Amended and Restated Employment Agreement of Brett E. Hoover dated December 19, 2024, effective January 1, 2025

10.5	Amended and Restated Employment Agreement of Robert T. Worthington dated December 19, 2024, effective January 1, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)